UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 12, 2011

Date of report

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2011, PDC Funding Company II, LLC, as Seller, and Patterson Companies, Inc. (the “Company”), as Servicer, entered into the Amended and Restated Contract Purchase Agreement (the “Agreement”) with Fifth Third Bank (the “Bank”), as assignee of U.S. Bank National Association, as Agent. PDC Funding Company II, LLC is a consolidated, wholly owned subsidiary of the Company.

Under the terms of the Agreement, the Company’s affiliates are able to sell their finance contracts to the Bank. Operating subsidiaries of the Company will transfer finance contracts to PDC Funding Company II, LLC, and, in turn, PDC Funding Company II, LLC will sell the contracts to the bank. The maximum capacity under the Agreement is $75 million. This Agreement replaces U.S Bank with Fifth Third Bank as agent.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Contract Purchase Agreement, which is furnished as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Contract Purchase Agreement, dated August 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: August 16, 2011	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong

Executive Vice President, Treasurer and Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Contract Purchase Agreement, dated August 12, 2011.